UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 22, 2007 (June 27, 2007)

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

As disclosed in item 4 of our Form 10-Q filed on April 26, 2007, the Company postponed voting with respect to two of the matters submitted to a vote of the Company's shareholders at its annual general meeting on April 2, 2007 - the confirmation and adoption the Company's Dutch statutory annual accounts for the fiscal year ended December 31, 2006 (the "Dutch Annual Accounts"), and the ratification of appointment of PricewaterhouseCoopers as the Company's independent public accountants for the year ended December 31, 2006 - and determined to adjourn the annual meeting with respect to these matters until a later date. The Dutch Annual Accounts are the Company's audited consolidated financial statements, which have in the past been prepared in accordance with Dutch generally accepted accounting principles ("Dutch GAAP"), and are used for meeting local accounting and regulatory requirements in The Netherlands; they are not the same accounts which were distributed earlier this year to the shareholders in the Company's annual report filed on Form 10-K with the United States Securities and Exchange Commission ("SEC") which are prepared in accordance with United States generally accepted accounting principles ("US GAAP") or those financial statements otherwise made public from time to time in compliance with SEC requirements. The Company is in the process of completing the 2006 Dutch Annual Accounts in accordance with International Financial Reporting Standards as endorsed by the European Union ("IFRS"). Upon completion of the Dutch Annual Accounts in accordance with IFRS, the Company will re-convene the meeting to record the shareholder vote approving both the adoption of the Dutch Annual Accounts and the ratification of PricewaterhouseCoopers. The meeting is scheduled to re-convene at 10:00 A.M. Amsterdam time on Wednesday, June 27, 2007 at the law offices of Nauta Dutilh in Amsterdam, the same location as the April 2, 2007 meeting. Shareholders are invited to attend the re-convened meeting at that time and any shareholders wishing to change votes already cast may do so by notice to either of the proxy holders or by notice to the Company's transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: June 22, 2007	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer